EXHIBIT 23.1(b)

                      [JAMES MOORE & CO,, P.L. LETTERHEAD]

      We consent to the use of our report dated September 18, 1997 and to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2/A) and related Prospectus of Success Development International, Inc.

                                                               James Moore & Co.
Holly Hill, Florida
February 13, 1998